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                                   [L O G O]


                      BRIDGEWATER PLACE - POST OFFICE BOX 352
                         GRAND RAPIDS, MICHIGAN 49501-0352

      TELEPHONE 616 / 336-6000 - Fax 616 / 336-7000 - www.varnumlaw.com


KAPLIN S. JONES, P.C.                                DIRECT DIAL  616/336-6820
ADMITTED IN MICHIGAN, UTAH AND WASHINGTON D.C.   E-MAIL  ksjones@varnumlaw.com



                                       August 28, 2002


Donnelly Corporation
49 West Third Street
Holland, MI  49432

         RE:      AGREEMENT AND PLAN OF MERGER

Ladies and Gentlemen:

         We have acted as counsel to Donnelly Corporation ("Donnelly") in connection with the Agreement and Plan of Merger, dated June 25, 2002 (the
 "Agreement"),  by and among Donnelly,  Magna  International,  Inc.
("Magna") and Magna Mirrors Acquisition Corp. ("Sub"). All capitalized terms used and not specifically defined herein have the meanings specified in the Agreement.

         Magna will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form F-4 (the "Registration Statement"), with respect to the shares of Class A subordinate voting stock of Magna (the "Magna Stock") to be issued to holders of shares of common stock of Donnelly (the "Common Stock") in connection with the Agreement. In addition, Magna has prepared, and we have reviewed, a Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement, and the Appendices thereto, including the Agreement and this opinion letter (the "Proxy Statement"). In rendering our opinion, we have relied upon the facts stated in the Proxy Statement and upon such other documents as we have deemed appropriate, including the information about Magna and Donnelly included, referred to, or incorporated by reference in the Proxy Statement and the Agreement.

         This opinion letter is governed by and shall be interpreted in accordance with the Legal Counsel Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord. The opinions expressed


         GRAND RAPIDS - LANSING - KALAMAZOO - GRAND HAVEN - MILWAUKEE


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Donnelly Corporation
August 26, 2002
Page 2


herein are limited to the federal laws of the United States and no opinion is expressed as to the laws of any other jurisdiction.

         We have assumed that (i) all parties to the Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Agreement and such other documents, (ii) all facts, information, statements and representations contained in certain certificates of the officers of Magna and Donnelly that have been provided to us are and as of the Effective Time will be true, correct and complete in all respects (which facts, information, statements and representations we have neither investigated, nor verified, and upon which we are entitled to rely), (iii) all facts, information, statements and representations, including, without limitation, those contained in certain certificates of the officers of Magna and Donnelly that have been provided to us qualified by the knowledge and/or belief of Magna and/or Donnelly or qualified by any reference to materiality will be complete and accurate as of the Effective Time as though not so qualified (which facts, information, statements and representations we have neither investigated, nor verified, and upon which we are entitled to rely), (iv) the Agreement will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions, (v) the Agreement is authorized by and will be effected pursuant to applicable state law, and (vi) each Donnelly shareholder holds (and will as of the Effective Time continue to hold) its shares of Donnelly Common Stock as capital assets within the meaning of Section 1221 of the Code (as defined below). The opinions expressed below do not apply to the extent that a Donnelly shareholder's unique situation would alter the tax consequences to such shareholder. For example, the tax consequences to a Donnelly shareholder may vary with respect to certain shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons who do not hold Donnelly Common Stock as a capital asset, employees of Donnelly and persons who hold Donnelly Common Stock as part of a straddle, conversion or other integrated transaction).

         The opinions set forth below are based upon, and Section numbers cited herein refer to, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as currently in effect, and are further based upon the continued accuracy and completeness of the documents, certifications, and representations referred to herein as of the Effective Time of the merger contemplated by the Agreement (the "Merger").

         Based upon and subject to the assumptions, qualifications, limitations, and representations contained herein and in the portion of the Proxy Statement captioned "Material United States Federal Income Tax Consequences," we are of the opinion that for United States federal income tax purposes only (with no opinion being expressed as to any consequences under any state, local or foreign tax laws):

                  (1) The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;


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Donnelly Corporation
August 26, 2002
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                  (2)      Donnelly,  Magna and Sub will each be "a party to
         a reorganization"  within the meaning of Section 368(b) of the Code;

                  (3) No gain or loss will be recognized by the shareholders of Donnelly who receive shares of Magna Stock in exchange for all of their shares of Donnelly Common Stock, except to the extent of any cash received in lieu of fractional shares of Magna Stock;

                  (4)      The aggregate basis of shares of Magna Stock to be
         received by Donnelly  shareholders pursuant to the Merger (including fractional  shares of Magna  Stock for which  cash is  received)
         will be the same as the basis of the  respective shares of Donnelly
         Common Stock surrendered in exchange therefore;

                  (5) The holding period of shares of Magna Stock received by Donnelly shareholders pursuant to the Merger will include the holding period for the shares of Donnelly Common Stock surrendered in exchange therefor, provided that the shares of Donnelly Common Stock surrendered were held as capital assets in the hands of the relevant Donnelly shareholder on the date of the consummation of the Merger;

                  (6) A Donnelly shareholder who receives cash in lieu of a fractional share of Magna Stock will recognize gain or loss equal to the difference, if any, between the shareholder's tax basis in the fractional share and the amount of cash received; and

                  (7) Neither Donnelly, Magna nor Sub will recognize gain or loss or any taxable event as a result of the consummation of the Merger.

         If any of the facts, representations, or assumptions on which this opinion letter is based is determined to be untrue or incorrect, our opinion may be adversely affected. We express no opinion as to the accuracy of the facts, representations, and assumptions stated herein.

         This opinion letter is based upon existing law and currently applicable authority, including Treasury Regulations, and administrative and judicial interpretations of the law and regulations. Administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures, and other authorities, including statutory provisions and judicial decisions interpreting them, are subject to change, with possible retroactive effects, and we undertake no obligation to advise you of any change in any matter set forth herein.

         No opinion is expressed on any matters other than those specifically stated, including, without limitation, the effect of local, state or foreign tax laws. Furthermore, no opinion is expressed herein about the tax treatment of the transaction under other provisions of the Code or the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing


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Donnelly Corporation
August 26, 2002
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at the time of, or effects resulting from, the Merger that are not specifically addressed by this opinion letter.

         No advance ruling has been obtained from the Internal Revenue Service regarding the Merger. An opinion of counsel represents counsel's best legal judgment, but has no binding effect or official status of any kind. Accordingly, there may be no assurance that the Internal Revenue Service or courts will not take positions contrary to our opinion; however, we believe that the position stated in our opinion will be sustained.

         No person other than the addressee named herein may rely on this opinion letter for any purpose. This opinion letter is solely for the benefit of the party to whom it is addressed, and may not be relied upon by any other party, nor for any purpose other than in connection with the transaction described herein.

         This opinion letter is furnished to you for use in connection with the Registration Statement. We hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement and to the use of our name in that portion of the Proxy Statement captioned "Material United States Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                     Sincerely,

                                                            /S/


                                                     Kaplin S. Jones, P.C.


KSJ:



         GRAND RAPIDS - LANSING - KALAMAZOO - GRAND HAVEN - MILWAUKEE